Exhibit 10.9

English Summary of the Third Amendment dated January 20, 2016 (the “Third Amendment”) by and between Foncière Medicale N°1 (the “Lessor”) and Talend S.A. (the “Tenant”), amending the Lease Agreement dated February 7, 2014 (hereinafter the “Original Lease”), the First Amendment, Lease dated April 14, 2014, to the Original (the “First Amendment”) and the Second Amendment, dated September 11, 2015, to the Original Lease and First Amendment (the “Third Amendment”). The parties hereby agree to the following amendments:

a.                  Expansion of the leased premises

In addition to the premises as referred to in the Original Lease, First Amendment and Second Amendment, Tenant rents as from January 20, 2016, the following additional lots:

•                  An underground storeroom (lot n°303)

•                  One underground parking space

b.                  Rent and security deposit adjustment

Annual rent is increased up to €364,046.51, VAT excluded, as from January 20, 2016.

As a consequence, security deposit is increased correlatively to €91,011.63.

All other clauses and provisions of the Original Lease, First Amendment and Second Amendment remain unchanged.